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                                                                    EXHIBIT 10.9

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT

         This First Amendment dated as of October 30, 2002 (the "First Amendment") to that certain Sublease Agreement dated as of September 24, 2002 (the "Sublease") is executed by and between Color Kinetics, Incorporated ("Sublessor") and SmartBargains, Inc., a Delaware corporation ("Sublessee"). All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Sublease.

         Now therefore, for good and valuable consideration and the receipt and sufficiency of which are herewith acknowledged the parties agree as follows:

         1. Section 2. Roof Access. is hereby amended by adding the following provision at the end of Section 2: "Subject to Landlord's prior written consent, Sublessee shall be entitled to install two (2) air conditioning units (maximum of five (5) tons rating each) and related piping from Premises to the roof (collectively, the "Equipment") on the rooftop of the Building, provided that Sublessee shall pay Sublessor $750 per month for the entire Term such right, which Sublessor shall pay to Landlord. Such payment to be made by Sublessee to Sublessor beginning on the date that such installation work commences and on one (1) business day prior to the first day of each month thereafter that such Equipment is installed on the rooftop. The location of all of the Equipment, all flashing, supports, penetrations, patching and similar details, shop drawings and specifications shall be subject to Landlord's prior written approval before any Equipment installation work is commenced. "Notwithstanding anything in the Sublease or this First Amendment to the contrary, Sublessor shall pay to Landlord all amounts required to be paid by Sublessee pursuant to this paragraph 2 (in advance, on or before the first day of each month), regardless of whether or not Sublessor receives such amounts from Sublessee."

         2. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same First Amendment. Delivery of an executed counterpart of this First Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this First Amendment. Any party delivering an executed counterpart of this First Amendment by facsimile also shall deliver an original executed counterpart of this First Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

         3.       Section 21 of the Sublease shall apply to this First
Amendment.

         In all other respects the Sublease remains unchanged and is hereby ratified and confirmed.

         Executed as of the date first above written.

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Color Kinetics, Incorporated                 SmartBargains, Inc.


By:/s/  David K. Johnson                     By:/s/ Donato A. DeNovellis
   -------------------------------------        --------------------------------
Name:  David K. Johnson                      Name:Donato A. DeNovellis

Title: VP Finance                            Title:  EVP/CFO

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                               CONSENT OF LANDLORD

         The undersigned, being the Landlord under the Main Lease referred to herein, hereby consents to the execution and delivery of the aforesaid First Amendment to Sublease Agreement dated October 30, 2002, between Color Kinetics, Incorporated and SmartBargains, Inc. As a material inducement to granting its Consent, Landlord is relying on the agreement by Color Kinetics, Inc. to pay to Landlord all amounts required to be paid to Landlord by Color Kinetics, Inc. pursuant to paragraph 2 of the Sublease Agreement as amended by this First Amendment to Sublease Agreement.

         Executed as of this 4th day of November, 2002.

                        RAK Old South Associates Limited Partnership

                                  By:  RAK Washington Ventures Limited
                                        Partnership, its General Partner

                                        By: RAK Washington Corp., its General
                                              Partner

                                        By: /s/  Randy Kohana
                                            --------------------------------
                                            Name:   Randy Kohana

                                            Title:  President

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